Pure Cycle Corporation Announces
Agreements for Sale of Lots at Sky Ranch

Denver, Colorado – June 29, 2017 – Pure Cycle Corporation (NASDAQ Capital Market: PCYO) (“Pure Cycle” or the “Company”) announced today that it has entered into agreements with three national home builders for the sale of lots at Sky Ranch.

The Company has entered into agreements with Richmond American Homes, KB Home and Taylor Morrison for the sale of all 506 single family lots in its first phase of Sky Ranch. The agreements provide for a 60-day due diligence investigation, after which the Company will finalize designs for the community, including the Final Platted lots, roadways, open space, drainage, water and wastewater systems. Lot prices range from $67,500 to $75,000 depending on lot size and the specific terms and conditions of the agreements with each builder.

In addition to lot sales, the Company will collect water and wastewater tap fees for each lot, which will be paid at the time the builders obtain building permits. Water tap fees will vary depending on the projected water demand of each individual lot based on an average single family equivalent using 0.4 acre feet of water per year with a corresponding tap fee of $26,650. Wastewater tap fees are projected to be $4,600 per lot.

“We are excited to be working with this distinguished group of national home builders,” commented Mark Harding, President and CEO. “The Company is diligently working to complete the planning and engineering for our initial phase of development, and we hope to be under construction later this year, with initial homes being constructed early next year. We are completing the Final Plat and construction drawings for all 506 lots, and once approved, we plan to solicit bids for construction of an initial 200 lots. In addition to our activities at Sky Ranch, we are excited about the return of oil and gas drilling activity to our area with one rig currently drilling the third well of the season and a second rig scheduled to arrive later this summer. Our Board, management, and dedicated employees could not be more pleased with the start of development at Sky Ranch and look forward to this exciting time for our Company.”

Company Information

Pure Cycle owns land and water assets in the Denver, Colorado metropolitan area. Pure Cycle provides water and wastewater services to customers located in the Denver metropolitan area including the design, construction, operation and maintenance of water and wastewater systems.

Additional information including our recent press releases and Annual Reports are available at www.purecyclewater.com, or you may contact our President, Mark W. Harding, at 303-292-3456 or at info@purecyclewater.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are all statements, other than statements of historical facts, included in this press release that address activities, events or developments that we expect or anticipate will or may occur in the future, such as statements about projected water and wastewater tap fees per lot, timing of bids for construction and commencement of construction, our plans to solicit bids for construction of 200 lots and the schedule for a second drilling rig. The words “anticipate,” “likely,” “may,” “should,” “could,” “will,” “believe,” “estimate,” “expect,” “plan,” “intend” and similar expressions are intended to identify forward-looking statements. Investors are cautioned that forward-looking statements are inherently uncertain and involve risks and uncertainties that could cause actual results to differ materially. Factors that could cause actual results to differ from projected results include, without limitation: the results of the 60-day due diligence period by the builders; delays in obtaining necessary governmental approvals for the Final Plat, the water and wastewater treatment systems and building permits; the availability of construction companies and equipment; the availability of drilling rigs; changes in the housing and oil and gas markets; the proposed transactions may involve unexpected costs; the risk factors discussed in Part I, Item 1A of our most recent Annual Report on Form 10-K; and those factors discussed from time to time in our press releases, public statement and documents filed or furnished with the U.S. Securities and Exchange Commission. Except as required by law, we disclaim any obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.